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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date or earliest event reported) October 17, 2003
                                                 ----------------

                         UNIROYAL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State of other jurisdiction of incorporation)



         0-20686                    65-0341868
(Commission File Number)   (IRS Employer Identification No.)



3401 Cragmont Drive
Tampa, Florida                                                  33619
-----------------------------------                        ------------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number,
including area code:                                  (813) 630-9100
                                                      --------------






      (Former name or former address, if changed since last report.)









Item 2.  Acquisition or Disposition of Assets

         On August 14, 2003, Uniroyal Technology Corporation (the "Company") reported that it had filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") a motion for approval of bidding procedures and sale of substantially all the assets of the Company's subsidiary, Uniroyal Engineered Products, LLC ("UEP") to UEP Acquisition LLC for a purchase price of $17.39 million, subject to adjustments. Howard R. Curd, Chairman and Chief Executive Officer of the Company, is a principal of UEP Acquisition LLP. No other potential purchasers having appeared at the auction scheduled for September 24, 2003, the sale to UEP Acquisition LLC was approved by the Bankruptcy Court on October 3, 2003. The sale was consummated on October 17, 2003.

         The Company's subsidiary, Uniroyal Optoelectronics, Inc. ("UOE") has been selling its assets in piecemeal fashion since August 1, 2003 pursuant to a procedure approved by the Bankruptcy Court. Sales of the remaining assets of will be made in cooperation with the Company's secured lender.



Item 3.  Bankruptcy or Receivership

         As previously reported, , the Company and all of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the Bankruptcy Court (Case Nos. 02-12471 through 02-12485) on August 25, 2002.

                  At the monthly omnibus hearing held in the Bankruptcy Court on October 24, 2003, the Company, the Company's secured lender, the Official Committee of Unsecured Creditors and other parties acknowledged that, in light of the administrative insolvency of the Company, conversion of the Chapter 11 cases to liquidation under Chapter 7 of the Bankruptcy Code would be appropriate. On October 30, 2003, the Bankruptcy Court issued an order converting the cases to liquidation under Chapter 7 of the Bankruptcy Code. It is not anticipated that the Company's stockholders and holders of unsecured and administrative claims will receive any recovery in the bankruptcy proceedings. The liquidation of the assets of the Company and its subsidiaries will be completed under the direction of a Chapter 7 trustee appointed by the Office of United States Trustee.







                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            UNIROYAL TECHNOLOGY CORPORATION




Date:  October 31, 2003                     By:     /s/ George J Zulanas, Jr.
                                               ------------------------------
                                              George J. Zulanas, Jr., Executive
                                              Vice President, Treasurer and
                                              Chief Financial Officer